As filed with the Securities and Exchange Commission on July 12, 2000
------------------------------------------------------------------------------

                                                       FILE NO. 333-______

                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-3

                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       GLENBROOK LIFE AND ANNUITY COMPANY
                               (Exact Name of Registrant)


             ARIZONA                                          35-1113325
   (State or Other Jurisdiction                             (I.R.S. Employer
 of Incorporation or Organization)                       Identification Number)

                 3100 Sanders Road, Northbrook, Illinois 60062
                                  847/402-2400

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
    RICHARD T. CHOI, ESQUIRE                   TERRY R. YOUNG, ESQUIRE
FREEDMAN, LEVY, KROLL & SIMONDS                         ALFS, INC.
 1050 CONNECTICUT AVENUE, N.W.                   3100 SANDERS ROAD
           SUITE 825                             NORTHBROOK, IL 60062
  WASHINGTON, D.C. 20036-5366


Approximate date of commencement of proposed sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

CALCULATION OF REGISTRATION FEE

==========================================================================================================

                                                                   Proposed Maximum
Title of Securities     Amount To Be        Proposed Maximum      Aggregate Offering        Amount Of
 To Be Registered      Registered(1)       Aggregate Price Per         Price(1)        Registration Fee(3)
                                                                            Unit

-------------------- ------------------- ------------------------ -------------------- ---------------------

Deferred Annuity         $75,000,000                (2)                $75,000,000          $4,800.00
Contracts and
Participating
Interests Therein
-------------------- ------------------- ------------------------ -------------------- ---------------------


(1) Estimated solely for purpose of determining the registration fee.

(2) The Contract does not provide for a predetermined amount or number of units.

(3) Of the $30,406,546 of units of interest under deferred variable annuity contracts registered under Registration Statement No. 333-50873, $5,190,894, for which a filing fee of $9,090 was previously paid, are being carried forward pursuant to Rule 429.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                                Explanatory Note

Registrant is filing this registration statement for the sole purpose of registering additional interests under deferred annuity contracts previously described in the prospectuses contained in Registrant's Form S-3 registration statement (File No.333-50873). Registrant incorporates herein by reference those prospectuses, which remain unchanged.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS.


Exhibit No.    Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996.)

(2)  None

(4)(a) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity (Lifetime Plus (SM) II) Contract and Application (Incorporated herein by reference to the initial filing of Registrant's Registration Statement (File No. 333-50873)dated April 23, 1998.)

(4)(b) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract and Application (Enhanced Choice) (Incorporated herein by reference to Registrant's Form N-4/A Registration Statement (File No. 333-34356) dated June 6, 2000.)

(5) Opinion and Consent of General Counsel re:  Legality

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Attorneys

(24) Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, Kevin R. Slawin, Margaret G. Dyer, Marla G. Friedman, John C. Lounds,
     J. Kevin McCarthy, Casey J. Sylla, Samuel H. Pilch and Steven C. Verney.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-92842) dated April 9, 1996.)

ITEM 17.  UNDERTAKINGS.


The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield, State of Illinois on the 11th day of July, 2000.

                       GLENBROOK LIFE AND ANNUITY COMPANY

                                  (REGISTRANT)

(SEAL)

                                         By: /s/MICHAEL J. VELOTTA
                                             ---------------------
                                             Michael J. Velotta
                                             Vice President, Secretary and
                                             General Counsel

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 11th day of July, 2000.

*/THOMAS J. WILSON, II             President, Chief Operating Officer,
  ------------------------         and Director (Principal Executive Officer)
  Thomas J. Wilson, II



/s/MICHAEL J. VELOTTA              Vice President, Secretary,
   -----------------------         General Counsel, and Director
   Michael J. Velotta



*/KEVIN R. SLAWIN                  Vice President and Director
  ------------------------         (Principal Financial Officer)
  Kevin R. Slawin



*/MARGARET G. DYER                 Director
 -------------------------
  Margaret G. Dyer



*/MARLA G. FRIEDMAN                Vice President and Director
  ------------------------
  Marla G. Friedman



*/JOHN C. LOUNDS                   Director
 -------------------------
  John C. Lounds



*/STEVEN C. VERNEY                 Director
 --------------------------
  Steven C. Verney




*/J. KEVIN MCCARTHY                Director
---------------------------
  J. Kevin McCarthy




*/CASEY J. SYLLA                   Chief Investment Officer and Director
---------------------------
  Casey J. Sylla




*/SAMUEL H. PILCH                  Controller
---------------------------        (Principal Accounting Officer)
  Samuel H. Pilch



*/ By Michael J. Velotta, pursuant to Power of Attorney filed herewith.

                                  EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No.       Description

(5)               Opinion and Consent of General Counsel
(23)(a)           Independent Auditor's Consent
(23)(b)           Consent of Attorneys
(24)              Powers of Atorney